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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF COMVERSE TECHNOLOGY, INC.


                                                         JURISDICTION OF
         SUBSIDIARY CORPORATION                          INCORPORATION


         Efrat Future Technology Ltd.                    Israel
         Comverse Government Systems Corp.               New York
         CTI Capital Corp.                               Delaware
         Startel Corporation                             California
         Dale, Gesek, McWilliams & Sheridan, Inc.        New Jersey
         Telemesser Ltd.                                 Israel
         Comverse Technology (Europe) Ltd.               United Kingdom
         Comverse Asia Pacific Limited                   Hong Kong
         Comverse Technology GmbH                        Germany
         Comverse Technology Nordic Oy                   Finland
         Comverse Australasia Pty. Ltd.                  Australia
         Comverse Technology Singapore Pte Ltd.          Singapore
         Netology Ltd.                                   Israel